Management Presentation March 1, 2016

Safe Harbor/Forward-Looking Statements • The following discussion may contain statements that are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the outlook and prospects for American Media, Inc. • Forward looking statements are those which are not historical facts. These and other statements that relate to future results and events are based upon management’s current expectations and assumptions and are subject to risks and uncertainties which may cause our actual results in future periods to differ materially from those currently expected because of risks discussed in this presentation, our Quarterly Report on Form 10-Q for the Three and Nine Months Ended December 31, 2015 and the “Risk Factors” section of our Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2015. Please consult these documents for a more complete understanding of these risks and uncertainties. Except as required by law, we disclaim any intention or obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Non-GAAP and Other Financial Measures • This presentation contains disclosures of non-GAAP financial measures, such as Adjusted EBITDA. Certain information required to be disclosed about these non-GAAP measures, including reconciliations with the most comparable GAAP measures is available in our Quarterly Report on Form 10-Q for the Three and Nine Months ended December 31, 2015, which was filed with the SEC on February 16, 2016.

Management Presentation March 1, 2016

American Media is the leader in celebrity and men’s health and fitness content. We entertain and engage over 100 million men and women each month.

We deliver content across multiple platforms Our brands reach an audience of more than 37 million in print, 50 million across desktop and mobile, and 19 million through social media. AMI’s Content Consumers

American Media Pioneered Branded Content We were the first publisher to offer native advertising and branded content solutions to advertisers. To date in FY16, this generated $10mm of revenue. AMI developed strategic selling opportunities including the AMI cover chip program. In FY16 we have sold $2.7 million, or 57 cover chips, through January 31st to our advertisers, with a 100% profit margin. This market is expected to grow to $9 billion by 2018. Cover Chip Desktop Hub Mobile

We have achieved explosive growth in digital For the 9 months of our fiscal, our digital revenue is $17.0 million up 33%, and EBITDA of $6.9 million was up 128% over prior year. In calendar 2015 our digital audience grew 40% to 50 million Unique Visitors, and page views also grew 40% to 338 million Page Views. Mobile has grown to represent between 60% and 70% of the traffic. Tablet 5 mm UVs Mobile 30 mm UVs Uvs: Monthly unique visitors Desktop 15 mm UVs

PRINT ADVERTISING IS NOT DEAD For the first 9 months of our fiscal, Star, OK and Enquirer print ad revenue of $17.7 million was up 5.4% Star, OK and Enquirer continue to dominate the celebrity category into 2016 with 467 ad pages up 25% over prior year while category is flat AMI Current Print Advertisers

Newsstand The celebrity market of 11 magazines sell 2.2 mm copies per week or $520 mm annual retail sales. AMI retains 38% of the market. We utilize social media with our celebrities to sell magazines • Star, OK and Enquirer • The Rock / Muscle & Fitness • Sylvester Stallone OK! Dwayne “The Rock” Johnson on Instagram and Facebook Facebook video promotion for Star

Men’s Fitness Operating performance continues to be counter intuitive to the men’s market Advertising Print ad revenue up 8% Digital ad revenue up 37% Circulation Rate base up 17% to 700k (108 advertisers have accepted the rate increase) Results YTD EBITDA up 77% *YTD FY15 compared to prior year *

Live Media Announced on February 1st a partnership with “The Rock” Mr. Olympia event expanding to Germany (Oct 2016) Health & Fitness Expo expanding to Dallas (Oct 2016) Broadcast • Radar TV Show • National Enquirer Specials Olympia Weekend Health & Fitness Expo (55,000 attendees) Dwayne “The Rock” Johnson Las Vegas Convention Center

Our FY16 guidance remains unchanged Revenue of $230 to $235 million EBITDA of $80 to $85 million, up 8% to 15%, over prior year

Q3 Fiscal 2016 Financial Results Highlights  Digital Advertising Revenue for the Quarter and YTD periods increased 32% and 47%, respectively  Operating Expenses decreased $5 million for the Quarter and $23 million YTD  Adjusted EBITDA for the Quarter and YTD periods increased 8% and 41%, respectively  Margin Improvements from the implementation of Management Action Plans * - Prior year amounts have been adjusted for sold and discontinued operations for comparative purposes only. Q3-16 Q3-15* B(W) YTD - 16 YTD – 15* B(W) Revenue: $55.1 $58.5 $(3.4) $173.2 $177.0 $(3.8) Adjusted EBITDA $18.1 $16.7 $1.4 $56.5 $40.1 $16.4 Margin 32.8% 28.5% 4.3% 32.6% 22.7% 10.0%

Management Action Plans Highlights  Reduced Corporate Overhead Expenses ($13.1 million)  Consolidated Operations of weekly celebrity titles in NY Office ($12.7 million)  Restructured the Digital Operations of the Company ($8.1 million)  Print order optimization and production related savings ($4.9 million)  Renegotiated printing and photo contracts ($4.5 million)  $43 million of cost reductions over the past 3 fiscal years and over $160 million in past 7 fiscal years FY14 FY15 FY16 Production Related $2.9 $1.3 $0.7 Editorial Consolidation 2.2 2.1 8.4 Contract Re-negotiations 1.2 3.3 Digital Re-org 7.9 0.2 Corporate Re-org 0.4 12.7 Total Management Action Plans Implemented $5.1 $12.9 $25.3

Liquidity Update  Cash balance at 12/31/15 was $1 million  Outstanding balance on revolver was $18.2 million  Total Liquidity of $12.4 million – improvement of 13% compared to prior year  Next interest payment - $15.8 million due 6/15/16

Q & A

Appendix

Adjusted EBITDA, a measure we use to gauge our operating performance, is defined as net income (loss) attributable to the Company plus interest expense, provision (benefit) for income taxes, depreciation of property and equipment, amortization of intangible assets, deferred debt costs and deferred rack costs, provision for impairment of intangible assets and goodwill, adjusted for gains or costs related to closures, launching or re-launches of publications, restructuring costs and severance and certain other costs. We believe that the inclusion of Adjusted EBITDA is appropriate to evaluate our operating performance compared to our operating plans and/or prior years and to value prospective acquisitions. We also believe that Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the impact of certain items that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management believes our investors use Adjusted EBITDA as a gauge to measure the performance of their investment in the Company. Management compensates for limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

EBITDA Reconciliation Q3-FY16 Q3-FY15 YTD-FY16 YTD-FY15 5.9$ 6.4$ 19.9$ (10.0)$ Proforma Adjustment for Sold and Discontinued Operations - (2.5) - (6.4) Add (deduct): Depreciation and amortization 6.5 4.3 19.9 10.0 Impairment of goodwill and intangible assets - - - 18.5 Amortization of deferred rack costs 1.1 1.5 3.9 4.2 Amortization of short-term racks 2.1 2.2 6.0 6.5 Merger and related transaction(s) costs - 1.6 - 4.8 Restructuring costs and severance 0.4 0.8 3.5 3.1 Costs related to launches, relaunches and closures of publications 0.1 1.0 - 1.2 Proforma adjustment related to investment in affiliates - - - 0.3 AMI share of bad debt and other expenses related to wholesaler shutdowns (0.3) 0.5 0.7 5.8 Investment in new digital strategy - - - - Other EBITDA adjustments 2.3 0.9 2.6 2.1 Adjusted EBITDA 18.1$ 16.7$ 56.5$ 40.1$ Operating income (loss)